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                                                              Exhibit (4)-4
                          Commonwealth Edison Company         Unicom Corporation
                          ---------------------------         Form S-8
                                                              File No. 333-
                              Board of Directors
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                              September 12, 1996
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                   Amendment Number 3 to Commonwealth Edison
                     Employee Savings and Investment Plan
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          WHEREAS, Commonwealth Edison Company, an Illinois corporation (the
"Company"), has adopted and maintains a profit sharing plan with a qualified cash or deferred arrangement for the benefit of its employees titled "Commonwealth Edison Employee Savings and Investment Plan" (the "Plan") which has been amended and restated effective as of January 1, 1995; and

          WHEREAS, the Company desires to amend the Plan in certain respects.

          NOW, THEREFORE, be it

          RESOLVED, that pursuant to the power of amendment contained in Section
16.1 of the Plan, the Plan is hereby amended as follows:

          1.  Effective January 1, 1995, the Plan shall be amended as follows:
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          a.  Article 2 of the Plan is hereby amended by deleting the word
"management" that appears in the first sentence of clause (10) thereof and inserting in lieu thereof the word "salaried".

          b.  Article 2 of the Plan is hereby further amended by deleting item
(iv) of clause (13) thereof and inserting in lieu thereof the following new item
(iv):

          (iv) an Employee engaged by an Employer on a separate contract basis who is not on the payroll of any Employer.

          c. Section 3.1 of the Plan is hereby amended by deleting the words "on the management or executive payroll" that appear in the second sentence contained therein and inserting in lieu thereof the words "a salaried employee".

          d. Section 3.2 of the Plan is hereby amended by deleting the words "on the management or executive payroll" that appear in the penultimate sentence thereof and inserting in lieu thereof the words "a salaried employee".

          e.  Section 4.1(a) of the Plan is hereby amended by deleting clause
(b) of the third paragraph contained therein and inserting in lieu thereof the following new clause (b):

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          (b)  such Participant shall not again be eligible to elect such contributions until the first payroll period that coincides with or follows the date on which contributions ceased by 12 months;

          f. Section 8.1(a) of the Plan is hereby amended by inserting the following new paragraph at the end thereof:

                    If a Participant receives a hardship withdrawal pursuant to this Section 8.1(a), then, in addition to the cessation of Before-Tax Contributions and After-Tax Contributions required by Section 4.1(a), contributions by the Participant to qualified or nonqualified plans of deferred compensation, including a stock option, stock purchase or similar plan, maintained by an Employer also shall cease beginning with the first payroll period beginning after the date on which the Participant receives such hardship withdrawal and continuing until the first payroll period that coincides with or follows the date on which contributions ceased by 12 months.

          g. Paragraph (e) of Section 8.3 of the Plan is hereby deleted and paragraph (f) of Section 8.3 is redesignated paragraph (e).

          h. Section 8.4 of the Plan is hereby amended (a) by deleting the words "Subject to Section 8.3(e), a" that appear in the first sentence thereof and inserting in lieu thereof the word "A" and (b) by deleting the phrase "within 60 days following the end of the Plan Year in which the Participant attains age 70-1/2" contained in subparagraph (2) thereof and inserting in lieu thereof the phrase "as

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soon as practicable after the Participant's attainment of age 70-1/2".

          i. Section 8.4 of the Plan is hereby further amended by adding the following new paragraph immediately after paragraph (5) contained therein:

               (6) Distribution of Rollover Account After Termination Date. A Participant who has terminated employment or the Beneficiary of such Participant, as the case may be, may elect in writing prior to the time his or her vested account balance is distributed under this
          Section 8.4 to have distribution of the balance of his or her Rollover Account commence at such prior time as the Participant or Beneficiary shall elect, provided that, while any loan to the Participant under
          Section 8.2 remains outstanding, such distribution shall be made only to the extent that the balance of such Participant's vested account balance remaining after such distribution will equal or exceed the balance of all outstanding loans to the Participant.

          j. Section 10.1 of the Plan is hereby amended by deleting the words "on the management or executive payroll" contained therein and inserting in lieu thereof the words "a salaried employee".

          k. Sections 10.2(a) and 10.2(b) of the Plan are hereby amended by deleting the words "on the management or executive payroll" wherever they appear therein and inserting in lieu thereof the words "a salaried employee".

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          l.   Section 10.5 of the Plan is hereby amended by adding the
following new sentence at the beginning thereof:

          A leased employee (within the meaning of section 414(n)(2) of the Code) shall not be eligible to participate in the Plan.


          2. Effective November 13, 1995 for salaried employees and hourly employees of Cotter Corporation, and December 25, 1995 for hourly employees of the Company and Commonwealth Edison Company of Indiana, Inc., the Plan shall be amended as follows:

          a.   Section 4.3 of the Plan is hereby amended to read as follows:

               Section 4.3. Employer Matching Contributions. Subject to the limitations set forth in Sections 4.4 (relating to limitations on contributions for highly compensated Eligible Employees), 4.5 (relating to the limitations on Employer contributions) and 7.4 (relating to limitations on allocations imposed by section 415 of the Code) and except as provided in the following sentence, each Employer shall contribute for each payroll period on behalf of each Participant who is an Employee of such Employer, an amount equal to the sum of
          (x), (y) and (z), where (x) is 100 percent of Matched Contributions, as hereafter defined, but only to the extent that Matched Contributions do not exceed 2 percent of the Participant's Compensation for the payroll period, (y) is 70 percent of Matched Contributions in excess of 2 percent of the Participant's Compensation but not in excess of 5 percent of the Participant's Compensation for the payroll period,

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          and (z) is 25 percent of Matched Contributions in excess of 5 percent of the Participant's Compensation but not in excess of 6 percent of the Participant's Compensation for the payroll period. Notwithstanding the preceding sentence, no Employer shall make a contribution pursuant to this Section 4.3 on behalf of any Participant who is a "part-time regular employee" as defined in an Agreement dated July 23, 1993 between ComEd and the System Council U-25, I.B.E.W., unless such Participant had in effect on July 23, 1993 an authorization to make contributions under the Plan as then in effect and elected pursuant to such agreement to become a part-time regular employee during the initial staffing period that began July 23, 1993 and ended December 31, 1993.

               For purposes of this Section 4.3, Matched Contributions means the sum of (i) the Before-Tax Contributions made on behalf of the Participant for a payroll period, excluding Before-Tax Contributions made with respect to any one-time lump sum preferred coverage bonus paid under a cafeteria plan described in section 125 of the Code maintained by any Employer, and (ii) the After-Tax Contributions made by the Participant for such payroll period.

               Employer Matching Contributions for any Plan Year shall be delivered to the Trustee at the same time the Before-Tax contributions or After-Tax Contributions to which such Employer Matching Contributions relate are delivered to the Trustee.

          b. Section 8.3(a) of the Plan is hereby amended by deleting the introductory paragraph thereof (up to the colon) and inserting in lieu thereof the following new introductory paragraph:

          If a Participant who is a salaried employee of any Employer or an hourly employee of Cotter Corporation terminates employment on or after

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          November 13, 1995 or if a Participant who is an hourly employee of any Employer other than Cotter Corporation terminates employment on or after December 25, 1995, the Participant, or his or her designated Beneficiary, as the case may be, shall be entitled to receive the entire balance of the Participant's accounts, at the time set forth in
          Section 8.4 and in the manner set forth in paragraph (c) of this
          Section 8.3. If a Participant who is a salaried employee of any Employer or an hourly employee of Cotter Corporation terminates employment before November 13, 1995 or if a Participant who is an hourly employee of any Employer other than Cotter Corporation terminates employment before December 25, 1995, in either case under any of the following circumstances, the Participant, or his or her designated Beneficiary, as the case may be, shall be entitled to receive the entire balance of the Participant's accounts, at the time set forth in Section 8.4 and in the manner set forth in paragraph (c) of this Section 8.3:

          3.   Effective January 1, 1996, the Plan shall be amended as follows:

          a. Article 2 of the Plan is hereby amended by deleting the first sentence of clause (10) thereof and inserting in lieu thereof the following new sentence:

          The normal base pay of an Employee from an Employer for personal services rendered, including any salary continuation under a severance benefit plan of an Employer, any one-time lump sum preferred coverage bonus paid under a cafeteria plan described in section 125 of the Code maintained by any Employer, nuclear license premiums for salaried employees and meter readers' bonuses, excluding, however, lump sum payments under a severance arrangement of an Employer,

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          bonuses (other than meter readers' bonuses), overtime pay, shift premiums, fringe benefits, other extraordinary payments, and payments made in a form other than cash; but without reduction on account of the Employee's election to have his or her pay reduced pursuant to a qualified cash or deferred arrangement described in section 401(k) of the Code or a cafeteria plan described in section 125 of the Code.

          b. The first paragraph of Section 8.2(b) of the Plan is hereby amended by adding the following new sentence at the end of clause (2) of the first paragraph thereof:

          A Participant who (a) was an Employee at the time the Participant received a loan from the Plan, (b) is no longer an Employee and no longer receives compensation from an Employer, but (c) continues to perform services for an Employer, may consent, either at the time the loan is taken or prior to the date prescribed by the Committee, to have the balance of any loan outstanding at the time the Participant no longer is an Employee repaid in substantially equal installments over the remaining life of the loan. Such installments shall be paid either by check or money order delivered to the Committee.

          c. The second sentence of the second paragraph of Section 8.2(b) of the Plan is hereby amended to read as follows:

          If upon a Participant's termination of employment entitling the Participant to a distribution under Section 8.3 (relating to distributions upon termination of employment), death or retirement, any loan or portion of a loan made to such Participant under the Plan, together with the accrued interest thereon, remains unpaid, such

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          unpaid amount may be repaid to the Plan no later than the last day of the calendar quarter following the calendar quarter in which such termination of employment occurred.

          d. Section 8.3(b) of the Plan is hereby amended by deleting the last three sentences contained therein and inserting in lieu thereof the following three new sentences:

          The difference between the balance of the Employer Matching Contributions Account for a Participant who has terminated employment and the amount distributable with respect to such account pursuant to this paragraph shall be segregated from such Account as of the earlier of (i) the date on which the Participant has requested a distribution from the Plan and (ii) as soon as practicable after January 1, 1996 and shall be invested in the investment fund determined by the Committee to provide the least risk of loss of the amount invested until such nonvested amount either shall again be credited to the Participant's Employer Matching Contributions Account pursuant to
          Section 10.3(b) or allocated in the manner prescribed by Section 7.3(e). If such Participant is not rehired by an Employer before the fifth anniversary of the Participant's Termination Date, the portion so segregated from his or her Employer Contribution Account shall become a forfeiture at the end of the Plan Year following the fifth anniversary of the Plan Year in which the Participant terminated employment. The aggregate amount of Participants' forfeitures shall be allocated as described in Section 7.3(e).

          4.  Effective June 1, 1996, the Plan shall be amended as follows:

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          a.   Section 3.2 of the Plan is hereby amended by adding the following two new sentences at the end thereof:

          Notwithstanding anything contained herein to the contrary, if an Eligible Employee who has satisfied the conditions set forth in
          Section 3.1, regardless of whether such Eligible Employee is a Participant, elects, pursuant to a cafeteria plan described in section 125 of the Code maintained by any Employer, to reduce the Eligible Employee's Compensation by any one-time lump sum preferred coverage bonus paid under such cafeteria plan and have such amount contributed to the Plan, such Eligible Employee shall be deemed to have elected to participate in the Plan with respect to such contribution and shall be treated with respect to such contribution as a Participant for all purposes of the Plan. Any contribution described in the preceding sentence shall be a Before-Tax Contribution and, except as otherwise provided in Section 4.3 (relating to Employer Matching Contributions), shall be treated in the same manner as all other Before-Tax Contributions under the Plan.


          b. Clause (C) of the second sentence of Section 14.2(b) of the Plan is hereby amended to read as follows:

          (C) does not require the commencement of payment of benefits to any alternate payee before the earlier of (I) the date on which the Participant is entitled to a distribution under the Plan and (II) the date the Participant attains age 50, except that the order may require the commencement of payment of benefits as soon as administratively practicable after the date such order is determined by the Committee to be a "qualified domestic relations order";

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